As filed with the Securities and Exchange Commission on November 14, 2005

Registration No. 333-49703

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

W. R. Grace & Co.
(Exact Name of Registrant as Specified in its Charter)

Delaware	65-0773649
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

7500 Grace Drive
Columbia, Maryland 21044-4098
(Address of Principal Executive Offices including zip code)

W. R. Grace & Co. Savings and Investment Plan
(formerly W. R. Grace & Co. Salaried Employees Savings and Investment Plan)
(Full Title of the Plan)

Mark A. Shelnitz
Vice President, General Counsel and Secretary
W. R. Grace & Co.
7500 Grace Drive
Columbia, Maryland 21044
410/531-4212
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

DEREGISTRATION

In accordance with the undertakings contained in Part II of this Registration Statement and Item 512 of Regulation S-K, W. R. Grace & Co. (the "Corporation") has filed this Post-Effective Amendment No. 1 to remove from registration the shares of Corporation Common Stock, par value $0.01 per share, (the "Common Stock") registered by the Corporation in this Registration Statement for issuance pursuant to the W. R. Grace & Co. Savings and Investment Plan (the "Plan"). Pursuant to a determination by the independent trustee of the Plan, the previously available investment option under the Plan, which permitted Plan participants to invest in a fund that held shares of the Common Stock, has been terminated and such fund has been liquidated.

ITEM 8.    EXHIBITS.

The following exhibits have been filed with this Registration Statement:

Exhibit No.	Exhibit Title

24	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Corporation's Registration Statement on Form S-8 (Registration No. 333-49703) to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, Maryland on this 14th day of November 2005.

W. R. GRACE & CO.
By /s/ Alfred E. Festa
Alfred E. Festa President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Corporation's Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Alfred E. Festa Alfred E. Festa	Chief Executive Officer (Principal Executive Officer)	November 14, 2005
/s/ Robert M. Tarola Robert M. Tarola	Chief Financial Officer (Principal Financial and Accounting Officer)	November 14, 2005
John F. Akers H. Furlong Baldwin Ronald C. Cambre Alfred E. Festa Marye Anne Fox John J. Murphy Paul J. Norris Thomas A. Vanderslice	Director Director Director Director Director Director Director Director
By: /s/ Mark A. Shelnitz Mark A. Shelnitz Attorney-in-Fact		November 14, 2005

EXHIBIT INDEX

Exhibit No.	Exhibit Title

24	Power of Attorney